Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
REGENT COMMUNICATIONS, INC.
ARTICLE I.
STOCKHOLDERS
Section 1. Annual Meeting. The annual meeting of stockholders, for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.
Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board, the President, or the Board of Directors, and shall be called by the President or the Secretary upon the written request of stockholders holding of record twenty percent (20%) or more of all shares of stock outstanding and entitled to vote thereat, to be held at such place, on such date and at such time as the caller of such meeting shall fix. No business other than that specified in the notice shall be considered at any special meeting except with the unanimous consent of all stockholders entitled to receive notice of such meeting.
Section 3. Notices of Meetings. Except as otherwise required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation or By-laws of the Corporation), a written notice of each annual and special meeting of stockholders stating the date, time and place thereof, and in the case of a special meeting, the purpose or purposes thereof, shall be personally delivered, or deposited, postage prepaid, in the U.S. mail for delivery, to each stockholder of record entitled to notice of such meeting, not more than sixty (60) days nor less than ten (10) days before the date on which such meeting is to be held. If mailed, such notice shall be addressed to each stockholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in accordance with this Section. At an adjourned meeting, any business may be transacted which could have been transacted at the original meeting.

Notice of the time, place, and purposes of any meeting of stockholders, whether or not required by law, may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any stockholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting; provided, however, that such waiver shall not be deemed to permit consideration at a special meeting of any business not specified in the notice.
Section 4. Quorum; Adjournment. At any meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. Where a separate vote by a class or classes of stock is to be taken, a majority of the outstanding shares of stock of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
At any meeting, whether a quorum is present or not, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the original meeting.
Section 5. Organization of Meetings. Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints to act as such.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him to be in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 6. Proxies and Voting. Every stockholder entitled to vote at a meeting of stockholders or to consent or dissent to corporate action in writing without a meeting may authorize another person to act for him as proxy pursuant to an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. The instrument appointing a proxy must be in writing and must be either signed by the person making the appointment or, in the case of an authorization by means of telegram, cablegram or other form of electronic transmission, must set forth or be submitted with such information from which it may be determined that such telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission duly constituting the appointment of a proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A vote in accordance with the terms of a duly authorized and filed proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before such vote is taken. The presence of a stockholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.
Except as otherwise required by law, all voting, including on the election of directors, may be conducted by voice vote unless a stock vote is demanded by a stockholder entitled to vote or his proxy. Every stock vote shall be taken by written ballot, each of which shall state the name of the stockholder or the proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take an oath and sign faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be conducted by an inspector or inspectors appointed by the chairman of the meeting.
In all matters other than the election of directors, the affirmative vote of the majority of shares present, in person or by proxy, at the meeting and entitled to vote on the matter shall constitute the act of the stockholders. The election of directors shall be determined by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote in the election of directors. Where a separate vote by class or classes is required, the affirmative vote of the majority of shares of each such class present in person or represented by proxy at the meeting shall be the act of such class.
Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares of stock registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 8. Consent of Stockholders in Lieu of Meeting. Any action which is required or may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings or meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.
ARTICLE II.
DIRECTORS
Section 1. Number of Directors. The number of directors that shall constitute the entire Board shall be such number as the Board of Directors shall from time to time designate pursuant to the affirmative vote of a majority of the directors then in office, except that in the absence of any such designation, such number of directors shall be five (5). Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there are vacancies on the Board of Directors which are being eliminated by the decrease.
Section 2. Election of Directors and Term of Office. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.
Section 3. Qualification of Directors. Directors of the Corporation need not be stockholders of the Corporation.
Section 4. Vacancies in the Board of Directors. In the event a vacancy in the Board of Directors or any director’s office is created by reason of death, resignation, disqualification, removal or other cause or by reason of an increase in the authorized number of directors, the directors then in office, though less than a majority of the whole authorized number of directors, by the vote of a majority of their number, or a sole remaining director, may fill such vacancy for the unexpired term.

Section 5. Regular Meetings of Directors. An annual meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of stockholders of the Corporation. The Board of Directors may, by resolution, provide for other regular meetings of the Board, to be held at such place or places, on such date or dates, and at such time or times as may be established by the Board of Directors and published among all of the directors. Notice of the annual and any such other regular meeting of the Board of Directors shall not be required.
Section 6. Special Meetings of Directors. Special meetings of the Board of Directors may be called by any director (an “OCM Director”) affiliated with Oaktree Capital Management, L.P., a Delaware limited partnership, and/or any of its affiliates (“Oaktree”), and shall be held at such place, on such date, and at such time as the caller of such meeting shall fix. Notice of the place, date, and time of each such special meeting shall be given each other director by whom it is not waived not less than twenty-four (24) hours before the meeting. Such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of directors.
Section 7. Quorum. At any meeting of the Board of Directors, a majority of the directors then serving on the Board (including at least two (2) OCM Directors) shall constitute a quorum for all purposes. Once a quorum is present to commence a meeting of the Board, such quorum shall be broken as soon as no OCM Directors remain present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. Whenever less than a quorum is present at any time and place appointed for a meeting of the Board, a majority of those present may, by announcement at the meeting, adjourn the meeting to another place, date or time without further notice or waiver thereof.
Section 8. Participation in Meetings by Communications Equipment. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 9. Conduct of Business at a Meeting of the Board. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise required by law. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law.
Section 10. Consent of Directors in Lieu of Meeting. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
Section 11. Power of the Board of Directors. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 12. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other forms of compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
ARTICLE III.
COMMITTEES OF THE BOARD OF DIRECTORS
Section 1. Committees. The Board of Directors, by the vote of a majority of the whole Board, may from time to time designate one or more committees of the Board, each of which shall include at least one (1) OCM Director, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure, direction and control of the Board. The resolution establishing each such committee shall specify a designation by which it shall be known, fix its powers and authority, and elect a director or directors to serve as its member or members, designating, if the Board desires, other directors as alternate committee members who may replace any absent or disqualified member at any meeting of the committee. An act or authorization of an act by any such committee within the authority lawfully delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.
Section 2. Conduct of Business at Committee Meetings. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law. Adequate provision shall be made for notice to members of all meetings. The majority of the members of each committee, including at least one (1) OCM Director, shall constitute a quorum. All matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE IV.
OFFICERS
Section 1. Officers. The officers of the Corporation may include a Chairman of the Board, President, Secretary, and Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person. The Chairman of the Board shall be elected from among the members of the Board of Directors.
Section 2. Election and Term of Office. Each officer of the Corporation shall be elected by the Board of Directors, and shall hold office until the annual meeting of the Board of Directors following his election or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time, with or without cause. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

Section 3. Duties of Officers. Each officer and assistant officer shall have such duties, responsibilities, powers and authority as are prescribed below and as are assigned to him by the Board of Directors from time to time. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
(a) Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive and those which are delegated to him by the Board of Directors. He shall preside at all meetings of the stockholders and the Board of Directors. He shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.
(b) President. The President, if one be elected, shall be the chief operating officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer and those delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.
(c) Vice President. The Vice President, if one be elected, shall perform such duties as may from time to time be assigned to him by the Board of Directors. At the request of the Chairman of the Board or the President, or in the absence or disability of the President, the Vice President designated by the Chairman of the Board or the President (or in the absence of such designation, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of the Vice President to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinated with like authority of the President.
(d) Secretary. The Secretary shall issue all authorized notices for, and shall keep the minutes of all proceedings of the Board of Directors and of the stockholders and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, shall, in the absence of a duly appointed transfer agent, take charge of the stock book of the Corporation, and shall issue and attest all certificates of stock. He shall have the authority to sign all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature at the express direction of the Board of Directors or with the countersignature of the Chairman of the Board, the President, or of any other officer expressly authorized to do so. He shall further have such other powers as are commonly incident to the office of Secretary and all the powers and duties which the Board of Directors may, from time to time, assign to him.

(e) Treasurer. The Treasurer, if one be elected, shall have the responsibility for maintaining the financial records of the Corporation. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. He shall perform such other duties as are commonly incident to the office of Treasurer and as may from time to time be assigned by the Board of Directors to him.
(f) Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.
Section 4. Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or any other officer of the Corporation authorized by the Chairman of the Board or the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of, or with respect to any action taken by, the stockholders, partners, members or other equity owners of any corporation, partnership, limited liability company or other entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.
ARTICLE V.
STOCK
Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe, signed by, or in the name of the Corporation, by the Chairman of the Board or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned. Any and all of the signatures on the certificate may be by facsimile.
Section 2. Transfers of Stock. The shares of stock of the Corporation shall be transferable only on the stock transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of ARTICLE V of these By-laws, an outstanding certificate shall be surrendered for cancellation before a new certificate representing the same shares is issued.
Shares of stock of the Corporation are transferable upon surrender for cancellation of a certificate or certificates representing the shares to be transferred, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its transfer agent may reasonably require.
Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning such proof of loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4. Other Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI.
RECORD DATE
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of the Corporation, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect if such change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the time of any dividend or distribution payment date or any date for the allotment of rights, or other matter provided by law. If no record date has been so fixed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, then such record date shall be the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date has been so fixed for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of the period commencing with the record date and continuing until completion of the meeting (including all adjournments thereof) or the transaction to which the record date pertains.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by ARTICLE I, Section 8 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporation action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VII.
INDEMNIFICATION OF DIRECTORS AND OTHER PERSONS
Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation (hereinafter, a “proceeding”), by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as otherwise provided in Section 3 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this ARTICLE VII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition, unless otherwise determined by the Board of Directors in the specific circumstance (provided that the Board of Directors shall have no such discretion in the case of a director who is not also an officer of the Corporation) (hereinafter, an “advancement of expenses”); provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indernnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The advancement of expenses under this Section 2 of ARTICLE VII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to such advancement of expenses and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Subrogation. In the event that any OCM Director is entitled to indemnification under Section 1 of this ARTICLE VII for which such person is also entitled to indemnification from Oaktree, the Corporation hereby agrees that its duties to indemnify such person, whether pursuant to these By-laws or otherwise, shall be primary to those of Oaktree, and to the extent Oaktree actually indemnifies any such person, Oaktree shall be subrogated to the rights of such person against the Corporation for indemnification hereunder. The Corporation hereby acknowledges the subrogation rights of Oaktree under such circumstances and agrees to execute and deliver such further documents and/or instruments as Oaktree may reasonably request in order to evidence any such subrogation rights, whether before or after Oaktree makes any such indemnification payment. The Corporation shall pay any amounts due under this Section 3, in cash, promptly, and in any event within fifteen (15) days, upon written demand from Oaktree. The Corporation hereby waives any right against Oaktree to indemnification, subrogation or contribution. Furthermore, the Corporation expressly agrees that Oaktree is an intended third party beneficiary as to the indemnification provisions of these By-laws and shall be entitled to bring suit against the Corporation to enforce said provisions.
Section 4. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE VII is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 2 of this ARTICLE VII, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Corporation.
Section 5. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6. Non-Exclusivity; Benefit. The rights to indemnification and to the advancement of expenses provided by this ARTICLE VII shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
Section 7. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan), against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 8. Reorganization. As used in this ARTICLE VII, references to “Corporation” include all constituent corporations in a consolidation, combination, merger or other reorganization or similar transaction and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
Section 9. Liability to the Corporation. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation, unless such loss is caused by such person’s gross negligence or willful misconduct. Such persons shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful misconduct. Any such person may consult with counsel and accountants in respect of the Corporation’s affairs, and provided such person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such person shall not be liable for any loss suffered by the Corporation or any stockholders (in its capacity as such) in reliance thereon.
Section 10. Effect of Amendment. Neither the amendment nor repeal of this ARTICLE VII nor the adoption of any provision of the Certificate of Incorporation or these By-laws or of any statute inconsistent with this ARTICLE VII shall eliminate or reduce the effect of this ARTICLE VII in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

Section 11. Savings Clause. If this ARTICLE VII or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this ARTICLE VII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VIII.
AMENDMENT
These By-laws may be amended or repealed by the stockholders at any meeting or written consent in lieu thereof in accordance with these By-laws.
ARTICLE IX.
MISCELLANEOUS
Section 1. Notices. Except as otherwise provided herein or as required by law, any notices required to be delivered pursuant to these By-laws shall be in writing and shall be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage pre-paid, or by sending such notice by pre-paid telegram or mailgram addressed to the recipient at his last known address on the books of the Corporation. The time when such notice is received, if hand delivered, or the time when such notice is dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.
A written waiver of any notice, signed by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. With respect to the waiver of notice of any meeting, neither the business nor the purpose of the meeting need be specified the waiver.
Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of such seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3. Reliance upon Books, Reports and Records. Each director, member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or the committees of the Board of Directors, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.